CERTIFICATE OF INCORPORATION OF EXTEN VENTURES, INC.

WE, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is

EXTEN VENTURES, INC.

SECOND: Its registered office in the State of Delaware is to be located at 306 South State Street, in the City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is the United States Corporation Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 4,000,000 shares, of which 3,000,000 shares are Common Stock of $0.01 par value per share, and 1,000,000 shares are Preferred Stock of $0.01 par value per share. The aggregate par value of all such shares having par value is $40,000.

The description of the Preferred Stock, with the ___________, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications thereof, and of the Common Stock, with the rights thereof, is as follows:

PREFERRED STOCK

(1)

Preferred Stock may be issued from time to time in one or more Series, each of such Series to have such terms as are stated and expressed herein and in the resolution or resolutions providing for the issue of such Series adopted by the Board of Directors as hereinafter provided;

(2)

The Board of Directors, subject to the provisions hereof, may classify or unclassify any unissued shares of Preferred Stock into one or more Series of Preferred Stock by fixing or altering in any one or more respects, from time to time, before issuance of such unissued shares;

	(a)	The distinctive designation of such Series and the number of shares to constitute such Series;

(b)

The annual dividend rate on the shares ___ Series, the time of payment, whether or not dividends _________ shall be cumulative, and, if cumulative, the date or ______ which such dividends shall be cumulative;

	(c)	The price at and any terms and conditions on which shares may be redeemed;

	(d)	Sinking fund provisions for the redemption or purchase of shares;

	(e)	The amount payment on the shares of such Series in the event of voluntary liquidation, dissolution or winding up of the Corporation;

	(f)	The amount payable on the shares of such Series in event of involuntary liquidation;

	(g)	Whether or not the shares of such Series be convertible into shares of stock of any other class or classes and if so convertible, the terms and conditions of such ________;

(h)

The limitations and restrictions, if any, _______ be effective while any shares of such Series are outstanding, upon the payment of dividends or making of other distributions ____ the Common Stock or any other class or classes of stock of the Corporation ranking junior as the shares of such Series;

(i)

The conditions or restrictions, if any, ________ the creation of indebtedness of the Corporation or any subsidiary and the conditions or restrictions, if any, upon the issuance of any additional stock (including additional shares of such Series or of any other Series ranking on a parity with or prior to the shares of such Series as to dividends or upon liquidation;

	(j)	Any right to vote with holders of shares of any other Series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

	(k)	Such other preferences, rights, restrictions and qualifications as shall not be inconsistent herewith.

(3)

All shares of any Series of Preferred Stock shall be identical with each other in all respects except that shares of any one Series issued at different times may differ as to the dates from which dividends thereon shall be cumulative, if cumulative dividends have been designated for such Series; and all Series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of section (2) hereof.

(4)	The Preferred Stock is senior to the Common Stock, and the Common Stock is subject to the rights and preferences of the Preferred Stock as herein set forth.

(5)	(a)

The holders of Preferred Stock of each Series shall be entitled to receive and the Corporation shall be bound to pay, out of any funds legally available for such purposes, when and as declared by the Board of Directors, cash dividends thereon at such rate and payable at such times as shall be fixed and determined ____ such Series as herein set forth. Dividends with respect to each Series of Preferred Stock shall be cumulative or non-cumulative, as determined by the Board of Directors, and shall accrue from such date or dates as shall have been fixed and determined with respect to such Series by the Board of Directors as herein provided.

(b)

In no event, so long as any Preferred Stock shall remain outstanding shall any dividend whatsoever be declared or paid upon, or any distribution be made or ordered in respect of, the Common Stock or any other class of Stock ranking junior to the Preferred Stock, or any moneys be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of shares of Common Stock or of any other such junior class of stock, unless:

(i)

Full cumulative dividends on the Preferred Stock of all Series for all past dividend periods shall have been paid with respect to any outstanding preferred shares having cumulative dividend rights, and the full dividend on all outstanding shares of Preferred Stock of all Series for the then current dividend period, if any, shall have been paid or declared and set apart for payment; and

(ii)

The Corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for sinking funds, if any, for the Preferred Stock of all Series for the then current year, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been made good.

(c)

Subject to the foregoing provisions respecting the Preferred Stock, and not otherwise, dividends, payable in cash, stock or otherwise, as may be determined by the Board of Directors may be declared and paid upon the Common Stock from time to time, out of any funds legally available therefor, and no holder of any shares of any Series of Preferred Stock, as such, shall be entitled to participate in any such dividend.

(6)

The Corporation, at the option of the Board of Directors may, at any time permitted by the resolution or resolutions adopted by the Board of Directors providing for the issuance of any Series of Preferred Stock and at the redemption price per share fixed and determined for such Series, redeem the whole or any part of the shares of such Series at the time outstanding (the total sum so payable on any such redemption being herein referred to as the "redemption price"). Notice of every such redemption shall be mailed to the holders of record of the shares of such Series so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed at least 30 days in advance of the date designated for such redemption to the holders of record of shares so to be redeemed. In case of the redemption of a part only of any Series at the time outstanding, the shares of such Series so to be redeemed shall be selected by lot or pro rata in such manner as the Board of Directors may determine.

(7)

If, on the redemption date specified in such notice, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so designated and all rights of holders of the shares of Preferred Stock so called for redemption shall forthwith, after such redemption date, cease and terminate, excepting only the right of the holders thereof to receive the redemption price therefor but without interest. Any moneys so set aside by the Corporation and unclaimed at the end of six years from the date designated for such redemption shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the Corporation for payment of the redemption price, and such shares shall not still be deemed to be outstanding.

(8)

Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the Preferred Stock of each Series shall be entitled, before any distribution shall be made to the Common Stock or to any other class of stock junior to the Preferred Stock, to be paid the amount fixed and determined by the Board of Directors for such Series as herein provided, plus accrued and unpaid dividends thereon to the date of distribution, but the Preferred Stock shall not be entitled to any further payment and any remaining net assets shall be distributed ratably to the outstanding Common Stock. If, upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be insufficient to permit the payment to all outstanding shares of Preferred Stock of all Series of the full preferential amounts to which they are respectively entitled, then the entire net assets of the Corporation shall be distributed ratably to all outstanding shares of Preferred Stock of all Series in proportion to the full preferential amount to which each share is entitled. Neither a consolidation nor a merger of the Corporation with or into any other corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this section.

(9)

The Preferred Stock shall not be convertible, except to the extent that any one or more Series thereof may be issued with the privilege of conversion as may be determined by the Board of Directors prior to issuance of any shares of such Series as herein set forth. If the shares of any Series are so issued with the privilege of conversion, then, at the option of the respective holders thereof, the Preferred Stock of such Series shall be convertible into a number of fully paid and non-assessable shares of the Common Stock or any other class of stock of the Corporation at the conversion rate, or upon payment to the Corporation of the conversion price, which is in effect for the Preferred Stock of such Series at the time of such conversion. The initial conversion rate or conversion price (including in the latter case the number of shares of Common Stock or other class of stock issuable upon conversion) and the terms and conditions of conversion for each Series issued with the privilege of conversion shall be fixed and determined by the Board of Directors as hereinafter provided. Such conversion price or conversion rate with respect to any such Series may be subject from time to time to adjustment by virtue of issuance of securities or rights to purchase securities of the Corporation or upon any capital reorganization or reclassification of the Common Stock of the Corporation, or the consolidation or merger of the Corporation, or the sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property, or in other circumstances, all to the extent and in the manner fixed and determined by the Board of Directors as herein set forth.

(10)

Shares of any Series of Preferred Stock which have been issued and reacquired in any manner by the Corporation (including shares redeemed, shares purchased and retired and shares which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class, classes or Series) shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the Series of which they were originally a part or may be reclassified and reissued as part of a new Series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other Series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors provided for the issue of any Series of Preferred Stock.

(11)

None of the holders of Preferred Stock of any Series shall have any voting powers for any purpose, except as may be specifically required by law, or except as any such right to vote may be fixed and determined by the Board of Directors prior to issuance of any shares of such Series as herein provided.

(12)

In order for the Board of Directors to establish a Series of Preferred Stock, the Board of Directors shall adopt a resolution or resolutions setting forth the designation and the number of shares of such Series and the relative rights and preferences thereof in respect of the foregoing particulars. The Board of Directors may redesignate any shares of any Series theretofore established that have not been issued, or that have been issued and retired, as shares of some other Series, or change the designation of outstanding shares where desired to prevent confusion.

(13)	For the purposes hereof and of any resolution of the Board of Directors providing for the classification or reclassification of any shares of Preferred Stock:

(a)

The term "outstanding", when used in reference to shares of stock, shall mean issued shares, including shares held by the Corporation or a subsidiary and shares called for redemption, funds for the redemption of which shall have been deposited in trust;

COMMON STOCK

Subject to the foregoing provisions, dividends may be declared on the Common Stock; and each share of Common Stock shall entitle the holder thereof to one (1) vote in all proceedings in which action shall be taken by Stockholder of the Corporation.

FIFTH: The name and mailing address of each incorporator is as follows:

Name		Address
M.P. ______		306 South State St. Dover, Delaware 19901
K. B. STUBBS		306 South State St. Dover, Delaware 19901
C. S. BOWEN		306 South State St. Dover, Delaware 19901

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make, alter or repeal the by-laws of the Corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of __________ property including shares or stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.

SEVENTH: Any corporate action upon which a vote of stockholders is required or permitted may be taken with the written consent of stockholders having not less than a majority of all the stock entitled to vote upon the action if a meeting were held; provided that in no case shall the written consent be by holders having less than the minimum percentage of the vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this _____ day of April, 1970.